Exhibit 99.1

Planar Reports Fourth Quarter and Fiscal 2006 Financial Results

BEAVERTON, Ore. – November 15, 2006 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display systems, recorded sales of $53.3 million and GAAP income, before cumulative effect of accounting change, per diluted share of $0.09, in the fourth quarter ended September 29, 2006. On a Non-GAAP basis (see reconciliation table), income per diluted share was $0.14 in the fourth quarter of 2006. For fiscal year 2006 GAAP income per diluted share was $0.42 compared with a loss per share of $2.37 in fiscal 2005. Non-GAAP income per diluted share was $0.63 in fiscal 2006 compared with $0.21 in fiscal 2005.

“I am very pleased with our financial performance in the fourth quarter, as well as our improvement in fiscal 2006 gross margins and earnings compared with fiscal 2005,” said Gerry Perkel, Planar’s President and Chief Executive Officer. “In addition, we were able to close the acquisition of Clarity Visual Systems prior to the end of the fourth quarter. We continue to be optimistic about our opportunities going forward related to the two new specialty display markets gained by the acquisition, command and control room and digital signage.”

Industrial segment sales in the fourth fiscal quarter were $16.9 million, up 23 percent sequentially and up 43 percent compared with the fourth quarter of fiscal 2005. Industrial segment sales in the fourth quarter of 2006 include $4.7 million in sales from the Clarity business subsequent to the closing of the Clarity transaction on September 12, 2006. Excluding the impact of Clarity, Industrial segment sales were down 11 percent sequentially and increased 4 percent compared with the fourth quarter of 2005. The Company has added sales and marketing resources in its Industrial business segment during fiscal 2006 in an effort to drive sales growth moving forward. “Based on early reviews of the sales opportunity funnel being created by our expanded sales efforts, we are cautiously optimistic about the opportunity for future growth in this highly profitable specialty display business by the second half of 2007,” continued Perkel.

The Medical segment of the Company recorded fourth quarter sales of $16.5 million, down 5 percent sequentially and down 8 percent compared with the fourth quarter a year ago. The Company has been re-focusing the sales efforts in its Medical segment on Digital Imaging display products over the past year, and expects to see return from this investment in the form of revenue growth in Digital Imaging products in fiscal 2007 compared with 2006.

Sales in the Company’s Commercial segment were $20.0 million, up 9 percent sequentially and down 19 percent versus the fourth quarter a year ago. Pricing for desktop monitors continued to be challenging during the fourth quarter, however, the Company was able to manage through this difficult environment with an ever increasing focus on higher margin products, more focus on favorable vendor terms, and continued emphasis on managing this business segment for profitability and reduced volatility on a quarterly basis.

The Company ended the fourth quarter with cash and short term investments of $48.3 million, down $27.9 million compared with the end of the third quarter. As previously noted, the Company closed the acquisition of Clarity in the fourth quarter resulting in a payment to Clarity shareholders of $21.9 million in cash and 1.8 million shares of Planar stock. In addition, the acquisition resulted in a further reduction in cash of $9.3 million relating to the payoff of the net debt position of Clarity at the closing date. At the end of the fourth quarter, the Company continues to have no debt.

BUSINESS OUTLOOK

The Company currently expects that fiscal 2007 revenues will increase from fiscal 2006 driven by internal growth initiatives and revenues added through the Clarity acquisition. However, the Company believes that fiscal 2007 will produce a slightly reduced level of Non-GAAP income per share compared with the $0.63 recorded in fiscal 2006. In addition, the majority of the Non-GAAP earnings in fiscal 2007 will occur in the second half of the year as the growth initiatives deliver higher revenues and as the expenses in the first half of the year related to Clarity integration activities subside and synergies begin to exceed ongoing costs from the acquisition. This stronger second half of fiscal 2007 financial performance provides the foundation for what the Company believes will be an improved level of financial performance in fiscal 2008. The Company currently believes that fiscal 2008 will see continued growth in revenue from our specialty display segments and improvement in the financial business model.

The Company’s expectations for the first quarter, ending December 29, 2006, are for sales of $61 million to $64 million and Non-GAAP net income per diluted share of $0.06 to $0.09, which excludes share-based compensation expense, a restructuring charge to be recorded in the first quarter relating to cost reduction activities required in realigning the combined business to the new specialty display strategy, and other acquisition related GAAP charges such as amortization of identifiable intangible assets. The Company currently believes that the restructuring charge in the first quarter will be in the range of $1.5 to $2.0 million. Adjusting for these GAAP charges, the Company believes first quarter 2007 GAAP net loss per diluted share will range from $0.12 to $0.15.

Results of operations and the business outlook will be discussed in a conference call today, November 15, 2006, beginning at 2:00PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until December 15, 2006. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ: PLNR) is a leading provider of value-added display hardware and software for a variety of specialty display markets worldwide. Hospitals, shopping centers, banks, government agencies, transportation businesses, and other discriminating consumers depend on Planar to provide unique display-based solutions to exacting requirements leveraging its operational excellence, technical innovation, and go-to-market capabilities. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements by Gerry Perkel, the statements regarding growth of the Digital Imaging product line, optimism related to the addition of the Clarity business, expanding sales funnel in the Industrial segment, and the statements in the Business Outlook section above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including the possibility that the acquisition of Clarity Visual Systems will create difficulties in the integration of the operations, employees, strategies, technologies. In addition, actual results could vary materially based on changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the flat-panel monitor industry; unexpected difficulties in penetrating the Home Theater market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from our third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity acquisition; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.6983 pippa.edelen@planar.com or Chase Perrin GolinHarris 213.438.8788 cperrin@golinharris.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.1100 ryan.gray@planar.com

Planar Systems, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
	(unaudited)	(unaudited)
Sales	$53,332	$54,457	$212,726	$231,832
Cost of sales	38,268	44,143	155,096	182,195

Gross profit	15,064	10,314	57,630	49,637
Operating expenses:
Research and development, net	2,443	2,172	9,920	9,829
Sales and marketing	6,093	4,444	21,158	20,497
General and administrative	3,864	3,432	16,543	15,858
Amortization of intangible assets	465	230	906	1,740
Acquisition related costs	77	—	77	—
Impairment and restructuring charges	—	34,745	503	39,913

Total operating expenses	12,942	45,023	49,107	87,837
Income (loss) from operations	2,122	(34,709)	8,523	(38,200)
Non-operating income (expense):
Interest, net	750	357	2,564	675
Foreign exchange, net	(678)	(119)	(659)	104
Other, net	(18)	451	(49)	(405)

Net non-operating income	54	689	1,856	374
Income (loss) before income taxes and cumulative effect of accounting change	2,176	(34,020)	10,379	(37,826)
Provision (benefit) for income taxes	821	(1,903)	3,897	(2,946)

Income (loss) before cumulative effect of accounting change	1,355	(32,117)	6,482	(34,880)
Cumulative effect of accounting change	(202)	—	(202)	—

Net income (loss)	$1,153	$(32,117)	$6,280	$(34,880)

Basic income (loss) per share before cumulative effect of accounting change	$0.09	$(2.18)	$0.43	$(2.37)
Average shares outstanding - basic	15,600	14,722	15,166	14,699
Diluted income (loss) per share before cumulative effect of accounting change	$0.09	$(2.18)	$0.42	$(2.37)
Average shares outstanding - diluted	15,747	14,722	15,437	14,699

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	Sept. 29, 2006	Sept. 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$48,318	$52,185
Short-term investments	—	13,000
Accounts receivable	31,961	22,517
Inventories	49,524	36,261
Other current assets	13,837	10,745

Total current assets	143,640	134,708
Property, plant and equipment, net	10,880	15,011
Goodwill	53,217	14,696
Intangible assets	32,465	3,871
Other assets	6,023	3,798

	$246,225	$172,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,675	$21,467
Current portion of capital leases	493	204
Deferred revenue	3,298	2,578
Other current liabilities	33,518	11,663

Total current liabilities	62,984	35,912
Long-term capital leases, less current portion	1,044	644
Other long-term liabilities	13,751	4,290

Total liabilities	77,779	40,846
Shareholders’ equity:
Common stock	162,409	132,277
Retained earnings	10,270	4,906
Accumulated other comprehensive loss	(4,233)	(5,945)

Total shareholders’ equity	168,446	131,238

	$246,225	$172,084

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended Sept. 29, 2006
	GAAP	Clarity Acquisition		Share-Based Comp.		Other		Non-GAAP
Sales	$53,332	$98	(A)	$		$		$53,430
Cost of sales	38,268	(138	)(B)		(39)			38,091

Gross profit	15,064	236			39			15,339
Operating expenses:
Research and development, net	2,443				(35)			2,408
Sales and marketing	6,093				(257)			5,836
General and administrative	3,864				(304)			3,560
Amortization of intangible assets	465	(318)					(147)	—
Acquisition related costs	77	(77)						—
Impairment and restructuring charges	—							—

Total operating expenses	12,942	(395)			(596)		(147)	11,804
Income from operations	2,122	631			635		147	3,535
Non-operating income (expense):
Interest, net	750							750
Foreign exchange, net	(678)							(678)
Other, net	(18)							(18)

Net non-operating income:	54							54
Income before income taxes	2,176	631			635		147	3,589
Provision for income taxes	821	237			238		55	1,351

Income before cumulative effect of accounting change	$1,355	$394			$397		$92	$2,238

Basic income per share	$0.09							$0.14
Average shares outstanding - basic	15,600							15,600
Diluted income per share	$0.09							$0.14
Average shares outstanding - diluted	15,747							15,747

(A)	Non-cash effect for mark down of Clarity deferred revenue to fair value

(B)	Non-cash expense for Clarity inventory step up adjustment to fair value

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Year ended Sept. 29, 2006
	GAAP	Clarity Acquisition		Share-Based Comp.		Other		Non-GAAP
Sales	$212,726	$98	(A)	$		$		$212,824
Cost of sales	155,096	(138	)(B)		(188)			154,770

Gross profit	57,630	236			188			58,054
Operating expenses:
Research and development, net	9,920				(139)			9,781
Sales and marketing	21,158				(764)			20,394
General and administrative	16,543				(2,276)			14,267
Amortization of intangible assets	906	(318)					(588)	—
Acquisition related costs	77	(77)						—
Impairment and restructuring charges	503						(503)	—

Total operating expenses	49,107	(395)			(3,179)		(1,091)	44,442
Income from operations	8,523	631			3,367		1,091	13,612
Non-operating income (expense):
Interest, net	2,564							2,564
Foreign exchange, net	(659)							(659)
Other, net	(49)							(49)

Net non-operating income:	1,856							1,856
Income before income taxes	10,379	631			3,367		1,091	15,468
Provision for income taxes	3,897	237			1,230		409	5,773

Income before cumulative effect of accounting change	$6,482	$394			$2,137		$682	$9,695

Basic net income per share	$0.43							$0.64
Average shares outstanding - basic	15,166							15,166
Diluted net income per share	$0.42							$0.63
Average shares outstanding - diluted	15,437							15,437

(A)	Non-cash effect for mark down of Clarity deferred revenue to fair value

(B)	Non-cash expense for Clarity inventory step up adjustment to fair value

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except per share amounts)

(unaudited)

	Year ended Sept. 30, 2005
	GAAP	Clarity Acquisition	Share-Based Comp.		Other		Non-GAAP
Sales	$231,832	$	$		$		$231,832
Cost of sales	182,195						182,195

Gross profit	49,637						49,637
Operating expenses:
Research and development, net	9,829						9,829
Sales and marketing	20,497						20,497
General and administrative	15,858			(292)			15,566
Amortization of intangible assets	1,740					(1,740)	—
Impairment and restructuring charges	39,913					(39,913)	—

Total operating expenses	87,837			(292)		(41,653)	45,892
Income (loss) from operations	(38,200)			292		41,653	3,745
Non-operating income (expense):
Interest, net	675						675
Foreign exchange, net	104						104
Other, net	(405)					405	—

Net non-operating income:	374			292		405	779
Income (loss) before income taxes	(37,826)			292		42,058	4,524
Provision (benefit) for income taxes	(2,946)			88		4,314	1,456

Net income (loss)	$(34,880)	$		$204		$37,744	$3,068

Basic net income (loss) per share	$(2.37)						$0.21
Average shares outstanding - basic	14,699						14,699
Diluted net income (loss) per share	$(2.37)						$0.21
Average shares outstanding - diluted	14,699						14,869

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains Non-GAAP financial measures that exclude the effects of the acquisition of Clarity Visual Systems, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisition of Clarity Visual Systems, all forms of share-based compensation, impairment and restructuring charges and the amortization of intangible assets from previous acquisitions. The average shares outstanding - diluted have not been adjusted for the impacts of 123R as the information is not available to perform the calculation and the impacts would not be considered significant. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.